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EXHIBIT 21

CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY/JOINT VENTURE	STATE OR COUNTRY OF INCORPORATION
14-15 Corporation	Nevada
35601 Yukon Inc	Canada
A. F. Shane, Inc.	Pennsylvania
Anadarko Group, Inc.	United States
Atlas Crankshaft Corporation	Ohio
Auto Diesel Power Plant Ltd.	United Kingdom
AvK/SEG Holding GmbH & Co.	Germany
CBM Technologies Pty. Ltd.	Australia
CD Power Rent, S. de R.L. de C.V.	Mexico
CECO Diesel	Canada
Chongqing Cummins Engine Co., Ltd.	China
CNE S/A Industrial	Brazil
Consolidated Diesel Company	North Carolina
Consolidated Diesel of North Carolina, Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins Americas, Inc.	Indiana
Cummins Auto Services Ltd.	India
Cummins Brasil Ltda.	Brazil
Cummins Bridgeway, LLC	Michigan
Cummins Cal Pacific, LLC	Delaware
Cummins Child Development Center, Inc.	Indiana
Cummins Comercializadora S. de R.L. de C.V.	Mexico
Cummins Construction Eastern Canada, Inc.	Canada
Cummins Corporation	Indiana
Cummins de Centro America Ltda.	Costa Rica
Cummins Diesel Botswana Ltd.	South Africa
Cummins Diesel Deutschland GmbH	Germany
Cummins Diesel FZE	Dubai
Cummins Diesel International Limited	Barbados
Cummins Diesel Italia S.P.A.	Italy
Cummins Diesel Japan Ltd.	Japan
Cummins Diesel Limited	Canada
Cummins Diesel N.V.	Belgium
Cummins Diesel of Canada Limited	Canada
Cummins Diesel of South Africa (Pty.) Ltd.	South Africa
Cummins Diesel Sales and Service (India) Ltd.	India
Cummins Diesel Sales and Service (Korea) Ltd.	Korea
Cummins Diesel Sales Corporation	Indiana
Cummins Distribuidora de Baja S. de R.L. de C.V.	Mexico
Cummins Distributor Belgium S.A. N.V.	Belgium
Cummins Eastern Canada, Inc.	Canada
Cummins Energetica Ltda.	Brazil
Cummins Engine (Beijing) Co., Ltd.	China
Cummins Engine (China) Investment Co. Ltd.	China
Cummins Engine (Shanghai) Co. Ltd.	China
Cummins Engine (Singapore) Pte. Ltd.	Singapore

Cummins Engine Company Limited (NZ)	New Zealand
Cummins Engine Company Limited (UK)	United Kingdom
Cummins Engine Company Pty. Limited	Australia
Cummins Engine Holding Co., Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine Shanghai Services & Trading Co. Ltd.	China
Cummins Engine Venture Corporation	Indiana
Cummins Filtration IP, Inc.	Delaware
Cummins Financial, Inc.	Delaware
Cummins Funding Corporation	Delaware
Cummins Hong Kong Ltd.	Hong Kong
Cummins Infotech Ltd.	India
Cummins India Holdings Ltd.	India
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance Corporation	Delaware
Cummins Komatsu Engine Company	Indonesia
Cummins Korea, Ltd.	Korea
Cummins Japan Ltd.	Japan
Cummins LLC, Member Inc.	Indiana
Cummins Limited	United Kingdom
Cummins Mercruiser Diesel Marine, LLC	Delaware
Cummins Mercruiser Diesel South Pacific, Pty. Ltd	Australia
Cummins Mercruiser Diesel UK Limited	United Kingdom
Cummins Mercruiser Diesel Europe S.P.R.L.	Belgium
Cummins Mexicana, S.A. de C.V.	Mexico
Cummins Mid-South, LLC	Tennessee
Cummins Natural Gas Engines, Inc.	Delaware
Cummins Npower LLC	Delaware
Cummins Power Construction Inc.	Canada
Cummins Power Eastern Canada Inc.	Canada
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation Australia Pty. Ltd.	Australia
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Ltd.	United Kingdom
Cummins Power Generation Mali S.A.	South Africa
Cummins Power Rent Comercio, Locacao, Ltd.	Brazil
Cummins Power Rent (SEA) Pte. Ltd.	Singapore
Cummins Power Service and Parts Corporation	Taiwan
Cummins Power Solutions Ltd.	India
Cummins PowerGen IP, Inc.	Delaware
Cummins Receivables Corporation, Ltd.	Delaware
Cummins Research and Technology India Private Ltd.	India
Cummins Rocky Mountain, LLC	Colorado
Cummins S. de R.L. de C.V.	Mexico
Cummins Sales & Service Philippines, Inc.	Philippines
Cummins Ten Holdings Ltd.	Canada
Cummins Trade Receivables, LLC	Indiana
Cummins U.K. Limited	United Kingdom
Cummins Venture Corporation	Delaware
Cummins Westport Inc.	Canada
Cummins Xiangfan Machining Co. Ltd.	China

Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Cummins Zambia Limited	Zambia
Cummins-Scania High Pressure Injection, L.L.C.	Delaware
Diesel Recon De Mexico, S.A. de C.V.	Mexico
Dieselcomp, Inc.	Indiana
Digisonix, LLC	Wisconsin
Distribuidora Cummins Ltda.	Argentina
Distribuidora Cummins Sao Paulo Ltda.	Brazil
Distribuidora Cummins S.A.	Argentina
Dongfeng Cummins Engine Co. Ltd.	China
EmeraChem LLC	Delaware
Empresas Cummins S.A. de C.V.	Mexico
Enceratec, Inc.	Maryland
Engine Systems Ltd.	Pakistan
European Engine Alliance EEIG	United Kingdom
European Engine Alliance SRL	Italy
Fleetguard Filtration Systems India Pte. Ltd.	India
Fleetguard, Inc.	Indiana
Fleetguard International Corp.	Indiana
Fleetguard Korea Ltd.	Korea
Fleetguard Nelson Brasil Comercial Ltda.	Brazil
Fleetguard Nelson Mexico S. de R.L. ale C.V.	Mexico
Fleetguard SARL	France
FLNL Servicios S. de R.L. de C.V.	Mexico
Fourstroke Automotive Pvt Ltd	India
Holset Engineering Company Ltd.	United Kingdom
Industria Automotores de Nordeste S.A.	Brazil
Industria E Comercio Cummins Ltda.	Brazil
Industrial Power Alliance, Ltd.	Japan
Innovative Computing Company	Oklahoma
Komatsu Cummins Chile, Ltda.	Chile
Komatsu Cummins Engine Co. Ltd.	Japan
KPIT Cummins Infosystems Ltd	India
Kuss Corporation	Ohio
Lubricant Consultants, Inc.	New Jersey
Markon Engineering Company Ltd.	United Kingdom
Markon Sawafuji Ltd.	Japan
MRC Auto Solutions Pvt Ltd.	India
NAP Holdings Ltd.	Singapore
Nelson Burgess Ltd.	Canada
Nelson Engine Systems India Private Ltd.	India
Nelson Export Sales Corp.	U.S. Virgin Islands
Nelson Industries Europe, GmbH	Germany
Nelson Muffler Canada, Inc.	Canada
Newage Asia Pacific Pte. Ltd.	Singapore
Newage Electrical India Ltd.	India
Newage Engineers GmbH	Germany
Newage Engineers Pty Ltd.	Australia
Newage International Ltd.	United Kingdom
Newage Italia S.R.L.	Italy
Newage Ltd. (U.K.)	United Kingdom
Newage Ltd.	Pennsylvania

Newage Machine Tools Ltd.	United Kingdom
Newage Norge	Norway
No. 379 Taurus Ventures Ltd.	Canada
Northwest Dieselguard Ltd.	Canada
NWMW, Inc.	Washington
OOO Cummins Inc.	Russia
Ona Corporation	Alabama
Onan Indiana	Indiana
Onan Corporation	Delaware
Onan Foreign Holdings, Ltd.	Delaware
Onan International Limited	United Kingdom
PGI (Overseas Holdings) B.V.	Holland
P.T. Newage Engineers Indonesia	Indonesia
Pacific World Trade, Inc.	Indiana
PBB Transit Corp.	Delaware
Petbow Asia Pacific Pty. Ltd.	Australia
Petbow Limited	United Kingdom
Power Group International Limited	United Kingdom
Power Group International (Overseas Holdings) Limited	United Kingdom
Power Systems India Ltd.	India
Powertrain Industria e Comercio Ltda.	Brazil
Quality Used Parts, Inc.	Canada
Shanghai Fleetguard Filter Co., Ltd.	China
Shanghai Fleetguard International Trading Co.	China
Shenzhen Chongfa Cummins Co. Ltd.	Hong Kong
Southern Marine Shiplift Pty. Ltd.	Australia
Stamford Iberica S.A.	Spain
Stamford Mexico, S. de R.L. de C.V.	Mexico
Swagman Australia Pty. Ltd.	Australia
Tata Cummins Ltd.	India
Tata Holset Private Ltd.	India
Turbo Drive Ltd.	Hong Kong
Turbo Europa BV	The Netherlands
Universal Silencer, Inc.	Indiana
Usina Termelectrica de Anapolis Ltd.	Brazil
VC Lubricating Oil Co. Ltd.	Hong Kong
Valvoline Cummins Ltd.	India
Wabco Compressor Manufacturing, Inc.	Delaware
Wuxi Holset Engineering Co. Limited	China
Wuxi Newage Alternators Ltd.	China

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  EXHIBIT 21
CUMMINS INC. SUBSIDIARIES OF THE REGISTRANT